SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported) September 24, 2002
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                         SUTTON TRADING SOLUTIONS, INC.
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               (Exact name of registrant as specified in Charter)


              Nevada                    000-29331            76-0270295
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    (State or other jurisdiction       (Commission         (IRS employer
         of incorporation)               file no.)       identification no.)




1000 Woodbury Road, Suite 214, Woodbury, NY                         11797
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(Address of Principal Executive Offices)                          (Zip Code)



        Registrant's telephone number, including area code (516) 578-5888
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          (Former Name or Former Address, if Changed Since Last Report)

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Forward Looking Statements

                  This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

                  Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's financial statements and the related notes that appear elsewhere in this report and Registrant's quarterly report on Form 10-QSB for the three months ended June 30, 2002, as filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Acquisition or Disposition of Assets.


                  On September 24th, 2002, Sutton Trading Solutions, Inc. (the "Company") and the Company's principal subsidiary, Sutton Online, Inc. ("SOL"), entered into an agreement (the "Agreement") with Tiburon Management Limited ("Tiburon") pursuant to which Tiburon was granted perpetual and exclusive licensing rights to GlobalDAT, the Company's proprietary direct access software platform, and all the rights, title and interest to certain hardware in exchange for Tiburon using its best efforts to complete the development, commercialization, and marketing of GlobalDAT (the "System Completion Activities"), $15,000 in cash, and a sliding percentage of any income generated by Tiburon from the sale or licensing of GlobalDAT. The Company entered into the Agreement because it lacks the resources to complete the System Completion Activities, and Tiburon has the resources and is willing to perform the System Completion Activities. All proceeds realized by the Company and SOL from the Agreement will be used for operating expenses and the satisfaction of existing liabilities.


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

                  As of June 30, 2002, the Company had written down the value of GlobalDAT to zero due to the unfinished state of GlobalDAT and the lack of resources to finish the development and marketing of GlobalDAT.

                  As of the date of this report, Tiburon owns approximately 16% of the Company's issued and outstanding shares of common stock and is the sole holder of SOL's preferred stock.

                  Also parties to the Agreement are Sutton Data Services, s.r.o. ("SDS"), the Company's bankrupt wholly owned subsidiary, and Radek Hulan, its former Chief Executive Officer, both of which have not yet executed the Agreement. Nevertheless, the Agreement, by its terms, is binding with respect to the promises and agreements affecting the Company, SOL, and Tiburon.


Item 7.  Financial statements, Pro Forma Financial Information and Exhibits.

         Exhibits.

         10.1     License and Services Agreement executed September 24th, 2002.

         Financial Statements.

         (None)


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       SUTTON TRADING SOLUTIONS, INC.



                                       By: /s/ JONATHAN D. SIEGEL
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                                           Name:  Jonathan D. Siegel
                                           Title: Chief Executive Officer


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